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                                                                    EXHIBIT 5.1

                         [LETTERHEAD OF VEDDER PRICE]

                                                             September 21, 1998

General American Railcar Corporation II
500 West Monroe Street
Chicago, Illinois 60661

     Re:       Registration Statement on Form S-3
               Pass Through Certificates, Series 1998-1
               Equipment Notes, Series 98-A, 98-B and 98-C

Ladies and Gentlemen:

     We have acted as special counsel to General American Railcar Corporation II, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-58731), as amended by Amendment Nos. 1 and 2 thereto (the "Registration Statement"). The Registration Statement relates to up to $167,000,000 aggregate principal amount of Pass Through Certificates (the "Pass Through Certificates) and up to $160,000,000 aggregate principal amount of Equipment Notes to be issued under three separate indentures (the "Equipment Notes"). The Pass Through Certificates will be issued under a Pass Through Trust Agreement to be entered into by and between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), substantially in the form filed as Exhibit 4.1 to the Registration Statement as supplemented by a Trust Supplement relating to the Pass Through Certificates (as supplemented, the "Agreement"). The Equipment Notes will be issued under three separate Trust Indenture and Security Agreements, each relating to a separate Owner Trust, to be dated as of September 1, 1998, in each case by and between Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee (an "Owner Trustee"), and State Street Bank and Trust Company, as indenture trust (an "Indenture Trustee"), substantially in the form of Exhibit 4.4 (each such indenture, a "Trust Indenture"). All capitalized terms used herein and not otherwise defined have the meanings specified in such Exhibits 4.1 and 4.4, as the case may be.

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion
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Vedder Price

General American Railcar Corporation II
September 21, 1998
Page 2

expressed below. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the documents referred to in this paragraph.

     Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth below, we are of the following opinion with respect to Pass Through Certificates and Equipment Notes:

     1. The execution and delivery by the Company of the Agreement has been duly authorized by the Company. Assuming the due execution and delivery by the Company of the Agreement and the due authorization, execution, issuance, authentication and delivery of the Pass Through Certificates by the Trustee in accordance with the terms of the Agreement and assuming the due authorization, execution and delivery of the Agreement by the Trustee, the Pass Through Certificates, when issued and sold in accordance with the terms of the Prospectus which constitutes part of the Registration Statement, will constitute valid and binding obligations of the Trustee entitling the holders thereof to the benefits of the Agreement.

     2. Assuming due authorization, execution, and delivery by each Owner Trustee and the related Owner Participant of the related Trust Indenture, and assuming satisfaction of all conditions required under the Trust Indenture, the issuance, execution and delivery by the applicable Owner Trustee of the Equipment Notes of each series will be duly authorized.

     3. The Equipment Notes of each series will, when duly executed and delivered by the related Owner Trustee, duly authenticated by the related Indenture Trustee and issued and sold as described in the Prospectus which constitutes part of the Registration Statement, constitute valid and legally binding obligations of the Owner Trustee entitling the holders thereof to the benefits of the related Trust Indenture.

     In rendering the foregoing opinion with respect to the Pass Through Certificates, we have relied on the opinion of Bingham Dana LLP, counsel to the Trustee, filed as Exhibit 5.2 to the Registration Statement, with respect to all matters opined to therein, and our opinion is subject to all the assumptions contained in such opinion. In addition, in regard to the interpretation and enforceability of each Agreement we have assumed that the substantive laws of the State of New York, which are the applicable governing laws for the Agreements, are the same as the laws of the State of Illinois. The foregoing opinions in paragraphs (1) and (3) regarding enforceability
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Vedder Price

General American Railcar Corporation II
September 21, 1998
Page 3

are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether such enforceability is considered and applied in a proceeding in equity or at law). No opinion is expressed as to the perfection or priority of any security interests or as to title to any part of the Indenture Estate.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, the use of our name in the third paragraph under the caption "Federal Income Tax Considerations" in the Prospectus relating to the Pass Through Certificates which constitutes part of the Registration Statement, under the caption "Certain Illinois Taxes" and under the caption "Legal Matters" in such Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ VEDDER, PRICE, KAUFMAN &
                                           KAMMHOLZ